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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated March 22, 2002, related to the financial statements of Diamond Discoveries International Corp. (An Exploration Stage Company) as of December 31, 2001 and for the year ended December 31, 2001 and the periods from April 24, 2000 (date of inception) to December 31, 2000 and 2001, which report includes an explanatory paragraph concerning the Company's ability to continue as a going concern.

                      /s/  J.H. COHN LP

Roseland, New Jersey
March 27, 2003

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS